UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018 (July 10, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2018, Aerkomm Inc. (the “Company”) and its newly formed, wholly owned subsidiary, Aerkomm Taiwan Inc. (the “Aerkomm Taiwan”), entered into a certain Real Estate Sales Contract (the “Definitive Agreement”) with Tsai Ming-Yin (the “Seller”) pursuant to which the Company, Aerkomm Taiwan and the Seller agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land (the “Parcel”) located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan (the “Acquisition”). The Parcel consists of approximately 6.36 acres of undeveloped land and is expected to be used by the Company and Aerkomm Taiwan to build the Company’s first satellite ground station and data center. The purchase price for the Parcel (the “Purchase Price”) is NT$1,056,297,507, or approximately US $34.7 million at today’s exchange rate.

On May 1, 2018, the Company entered into a binding memorandum of understanding with the Seller with respect to the Acquisition, pursuant to the terms of which the Company paid to the Seller in installments a refundable deposit (the “Deposit”) of US $18 million, or approximately NT$547,740,000 at today’s exchange rate, which Deposit is equal to approximately 50% of the Purchase Price. Pursuant to the terms of the Definitive Agreement, the remaining amount of the Purchase Price, approximately US$16,712,373 (or NT$508,557,507), which may also be paid in installments, must be paid in full by the Company and Aerkomm Taiwan in cash before July 31, 2018. The parties to the Definitive Agreement acknowledge that all payments by Aerkomm to the Seller have been made from the net proceeds of Aerkomm’s ongoing public offering (effective registration statement on Form S-1 on file with the Securities and Exchange Commission - SEC File No. 333-222208, the “Offering”) and that the balance of payments is expected to be made from the net proceeds of additional closings of the Offering. Pursuant to the terms of the Definitive Agreement, if the Company is not able to raise sufficient additional funds in the Offering to pay the balance of the Purchase Price prior to July 31, 2018, the Company may notify the Seller of this fact and cancel the Definitive Agreement. In such case, the full amount paid by the Company to the Seller will be returned to the Company, without interest, in cash or in an equivalent amount of securities if the Seller does not have sufficient cash on hand to return the payments in full. The value of any securities so transferred to the Company shall be valued by an independent Taiwanese third party, Caijie Asset Management Co., Ltd. Additionally, even if the Company is able to pay the full Purchase Price prior to July 31, 2018, the Seller may cancel the Definitive Agreement for any reason upon written notice to Aerkomm Taiwan prior to August 31, 2018. Within 90 days following full payment of the Purchase Price by the Company to the Seller, assuming the Seller does not exercise his right of cancellation by August 31, 2018, the Seller shall obtain all documents necessary for the title transfer and registration from his escrow attorneys and apply for the registration of the transfer of the Parcel title to Aerkomm Taiwan. If there is a delay or breach by Aerkomm Taiwan in its performance of its obligations under the Purchase Agreement, Aerkomm Taiwan shall be responsible to the Seller for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the Purchase Price for each day of delay or breach, with such damages capped at a maximum of five percent (5%).

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Concurrent with the execution of the Definitive Agreement, the Company and Aerkomm Taiwan entered into a separate binding letter of Commitment (the “Commitment Letter”) with Metro Investment Group Limited (“MIGL”) pursuant to which the Company and Aerkomm Taiwan have agreed to pay MIGL an agent commission (the “Agent Commission”) of four percent (4%) of the full Purchase Price, equivalent to NT$42,252,900, or approximately US$1,388,528 at the current exchange rate, for MIGL’s services provided with respect to the Acquisition. The Agent Commission must be paid to MIGL no later than 90 days following the signing of the Definitive Agreement and payment in full of the Purchase Price. If there is a delay in payment of the Agent Commission, the Company and Aerkomm Taiwan shall be responsible to MIGL for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the Agent Commission per day of delay with a maximum cap to these damages of five percent (5%). Under applicable Taiwanese law, the Agent Commission is due and payable upon signing of the Commitment Letter even if the Definitive Agreement is cancelled for any reason and the Acquisition is not completed.

There can be no assurance that the Company will be able to raise sufficient additional funds in the Offering to pay the balance due on the Purchase Price and complete the Acquisition or that the Seller will not cancel the Definitive Agreement. Further, assuming the Company does complete the Acquisition, there can be no assurance that the Company will be able to successfully finance and build the planned ground station and data center or that the Company will be able cover the various costs, including but not limited to property taxes, to maintain the Parcel.

The foregoing summaries of the Definitive Agreement and Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Definitive Agreement and Commitment Letter, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated by reference into this Item 1.01.

ITEM 8.01. OTHER EVENTS

On July 11, 2018, the Company issued a press release announcing the current status of, and amount raised to date in, the Offering. The press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Real Estate Sales Contract dated July 10, 2018 by and between the Registrant and Tsai Ming-Yin (Official Chinese Version)
10.2	Real Estate Sales Contract dated July 10, 2018 by and between the Registrant and Tsai Ming-Yin (Unofficial English Translation)
10.3	Letter of Commitment dated May 1, 2018 by and between the Registrant and Metro Investment Group Limited (Official Chinese Version)
10.4	Letter of Commitment dated May 1, 2018 by and between the Registrant and Metro Investment Group Limited (Unofficial English Translation)
99.1	Press Release dated July 11, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2018	AERKOMM INC.

/s/ Jeffrey Wun
Name: Jeffrey Wun
Title: Chief Executive Officer

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